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                                                Exhibit 10(o)-4

                        AMENDMENT NO. 3

                               TO

               PENNSYLVANIA POWER & LIGHT COMPANY

                  INCENTIVE COMPENSATION PLAN

	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Incentive Compen-sation Plan ("Plan") effective January 1, 1987; and
	WHEREAS, the Plan was amended and restated effective July 1, 1992, and subsequently amended by Amendment No. 1 and 2; and
	WHEREAS, the Company desires to further amend the Plan;
	NOW, THEREFORE, the Plan is hereby amended as follows:
  I. Effective January 1, 1997, the following sections are amended to read:
SECTION 2.  DEFINITIONS.

	"Committee" means two or more non-employee Directors, unless otherwise determined by the Board, who have been designated by the Board to act as the Committee and qualify as disinterested directors under the Securities Exchange Act of 1934.

SECTION 10.  MISCELLANEOUS PROVISIONS.

	C. Tax Withholding. Participants may be required to pay to the Company or an Affiliated Company the amount of any Federal, state or local taxes which the Company or an Affiliated Company is required to withhold with respect to an Award. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld by the Company or an Affiliated Company and paid over to the governmental entity entitled to receive the same. A Participant may elect to satisfy all or part of such Participant's withholding tax obligation incident to the vesting of Restricted Stock by having the Company or an Affiliated
Company withhold a portion of the shares of Restricted Stock that otherwise would be issued to the Participant. Such shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

 II. Effective January 1, 1997, Section 10.M is deleted in its entirety.
III. Except as provided for in this Amendment No. 3, all other provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 3 is executed this
13th day of February, 1997.
                        PENNSYLVANIA POWER & LIGHT COMPANY



                        By:_/s/ John M. Chappelear________
                           John M. Chappelear
                           Vice President-Investments &
                           Pensions